Merix Corporation Announces First Quarter Results

BEAVERTON, OR -- 10/08/2008 -- Merix Corporation (NASDAQ: MERX) today announced consolidated financial results for the first quarter of fiscal 2009 that ended August 30, 2008.

The Company reported a net loss of $2.1 million or $0.10 per diluted share on revenue of $90.6 million for the first quarter of fiscal 2009, which compares to a net loss of $3.6 million or $0.17 per diluted share on revenue of $99.4 million for the first quarter of fiscal 2008.

Commenting on the recent first quarter performance, Michael D. Burger, President and Chief Executive Officer, said, "I am pleased with the progress we have made as evidenced by our continuing first quarter financial improvement. Our financial results were within our guidance range for the quarter and as importantly we substantially completed two major capital projects as the quarter ended and still generated positive cash flow."

Mr. Burger continued, "Over the last fifteen months we've been aggressively working to transition and restructure our business to deliver our global customer value proposition. The last two major milestones associated with this effort were substantially completed in the first quarter. I am pleased to report that our Huiyang, China factory expansion and technology upgrade is complete and we now have the ability to produce technologically advanced higher layer boards similar to what we produce in our high technology North American factories. In addition, during August we finished the two year implementation of a global ERP system and we now have one system, across all geographies, to manage our business. This means the major capital investments we outlined over a year ago are substantially behind us."

First quarter fiscal 2009 revenue declined 9% when compared to the first quarter of fiscal 2008. The decline was expected and primarily a result of the March 2008 closure of our Wood Village factory in North America somewhat offset by modestly higher revenues in Asia. On a sequential quarterly basis, first quarter 2009 revenue increased 4% when compared to the fourth quarter of fiscal 2008, caused by increases in production levels in our Asian factories. During the fourth quarter of the last fiscal year we temporarily idled the Asia factories in recognition of Chinese New Year.

Merix' overall gross margin averaged 11.3% of revenue for the first quarter of fiscal 2009 compared to 11.1% and 10.7% in the first quarter and fourth quarter of fiscal 2008, respectively. Gross margins improved sequentially due to modestly higher average prices in both North America and Asia coupled with production efficiency improvements. North American gross margin improved sequentially by nearly 1 percentage point to 11.5% when compared to the fourth quarter of fiscal 2008. Asia gross margins continued to steadily improve in the first quarter to 11.2% of sales.

Excluding a $0.6 million gain on sale of assets, operating expenses totaled $10.8 million in the first quarter of fiscal 2009 compared to $12.9 million and $9.7 million in the first and fourth quarters of fiscal 2008, respectively. Operating expenses rose modestly when compared to the fourth quarter primarily reflecting the timing of costs related to the annual financial audit as well as higher management variable compensation; however, operating expenses were down 16% from the first quarter of last year due primarily to our restructuring efforts.

Conference Call and Webcast Information

Merix will conduct a conference call and live webcast Wednesday, October 8, 2008 at 6:30 a.m. PDT. Management will discuss first quarter fiscal 2009 financial results, provide a qualitative discussion regarding our business outlook and comment further on the strategic direction of the Company. To access the webcast, log on to www.merix.com.

An online replay of the webcast will be available at 9:30 a.m. PDT on October 8, 2008 and a telephone replay will be available from 8:30 a.m. PDT on October 8, 2008 until 11:59 p.m. PDT on Saturday, October 18, 2008 by calling (320) 365-3844, access code 962769.

About Merix

Merix is a leading manufacturer of technologically advanced, multilayer, rigid printed circuit boards for use in sophisticated electronic equipment. Merix provides high-performance materials, quick-turn prototype, pre-production and volume board production to its customers. Principal markets served by Merix include communications and networking, computing and peripherals, industrial and medical, defense and aerospace, and automotive end markets in the electronics industry. Additional corporate information is available on the internet at www.merix.com

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 relating to the Company's business operations and prospects, including statements related to estimates of financial results for the first quarter of fiscal 2009 that are made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements, which may be identified by the inclusion of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "goals" and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change. Actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: our ability to control or pass through increases in the cost of raw materials and supplies; changes in customer order levels, product mix and inventory build-up; lower than expected or delayed sales; ability to successfully restructure Merix Asia and complete the related capital and technology expansion; the ability to successfully and timely integrate the operations of Merix Asia; the ability to successfully restructure Merix Oregon; fluctuations in demand for products and services of the Company, including quick-turn and premium services; foreign currency risk; the introduction of new products or technologies by competitors; the ability to avoid unanticipated costs, including costs relating to product quality issues and customer warranty claims; pricing and other competitive pressures in the industry from domestic and global competitors; all other risks inherent in foreign operations such as increased regulatory complexity and compliance cost and greater political and economic instability; our ability to fully utilize our assets and control costs; our ability to retain or attract employees with sufficient know-how to conduct our manufacturing processes and maintain or increase our production output and quality; and other risks listed from time to time in the Company's filings with the Securities and Exchange Commission or otherwise disclosed by the Company, including those set forth in the Company's Annual Report on Form 10-K for the year ended May 31, 2008. Merix Corporation does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.

                            MERIX CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands, except earnings per share data)
                                (Unaudited)

                                             Fiscal quarter ended
                                    --------------------------------------
                                    August 30,     May 31,    September 1,
                                        2008         2008         2007
                                    -----------  -----------  ------------
Net sales:
   North America                    $    44,917  $    45,495  $     56,176
   Asia                                  45,710       42,059        43,254
                                    -----------  -----------  ------------
      Total net sales                    90,627       87,554        99,430
Cost of sales                            80,353       78,185        88,387
                                    -----------  -----------  ------------
Gross profit                             10,274        9,369        11,043
Gross margin                               11.3%        10.7%         11.1%

Operating expenses:
   Engineering                              563          523           464
   Selling, general and
    administrative                        9,702        8,802        11,603
   Amortization of intangible
    assets                                  520          520           613
   Impairment and severance charges        (527)        (175)          241
                                    -----------  -----------  ------------
      Total operating expenses           10,258        9,670        12,921
                                    -----------  -----------  ------------
   Operating income (loss)                   16         (301)       (1,878)
Other expense, net                       (1,189)      (1,723)       (1,125)
                                    -----------  -----------  ------------
Loss before income taxes and
 minority interests                      (1,173)      (2,024)       (3,003)
Provision for income taxes                  728        1,057           410
                                    -----------  -----------  ------------
Loss before minority interests           (1,901)      (3,081)       (3,413)
Minority interests                          246          458           236
                                    -----------  -----------  ------------
Net loss                            $    (2,147) $    (3,539) $     (3,649)
                                    ===========  ===========  ============

Diluted net loss per share          $     (0.10) $     (0.17) $      (0.17)
                                    ===========  ===========  ============

Diluted shares used in per share
 calculations                            20,794       21,072        20,909
                                    ===========  ===========  ============

                            MERIX CORPORATION
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                              (in thousands)

                                                (Unaudited)
                                                 August 30,
                                                    2008      May 31, 2008
                                                ------------- -------------
Assets:
Cash and short-term investments                 $       5,938 $       5,728
Accounts receivable, net                               70,336        73,153
Inventories, net                                       23,626        23,631
Assets held for sale                                    1,251         1,477
Deferred income taxes                                      75            75
Prepaid and other current assets                       10,020        12,961
                                                ------------- -------------
  Total current assets                                111,246       117,025

Property, plant and equipment, net                    106,506       103,012
Goodwill                                               31,794        31,794
Intangible assets, net                                  8,346         8,866
Deferred income taxes                                     885           885
Other assets                                            5,366         5,859
                                                ------------- -------------
  Total assets                                  $     264,143 $     267,441
                                                ============= =============

Liabilities and Shareholders' Equity:
Accounts payable                                $      56,577 $      59,789
Accrued liabilities                                    16,809        15,783
                                                ------------- -------------
  Total current liabilities                            73,386        75,572

Long-term debt                                         70,000        70,000
Other long-term liabilities                             3,800         3,522
                                                ------------- -------------
  Total liabilities                                   147,186       149,094
                                                ------------- -------------

Minority interests                                      4,522         4,573
Shareholders' equity                                  112,435       113,774
                                                ------------- -------------
  Total liabilities and shareholders' equity    $     264,143 $     267,441
                                                ============= =============

                            MERIX CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                              (in thousands)
                                (Unaudited)

                                                Fiscal quarter ended
                                             ---------------------------
                                              August 30,   September 1,
                                                 2008          2007
                                             ------------  -------------
Cash flows from operating activities:
  Net loss                                   $     (2,147) $      (3,649)
    Net adjustments to reconcile loss to net
     cash provided by operating activitities:
        Depreciation and amortization               5,457          5,621
        Other non-cash items                          244          1,361
    Changes in working capital                      5,645          4,004
                                             ------------  -------------
        Net cash provided by operating
         activities                                 9,199          7,337

Cash flows from investing activities:
  Purchases of property, plant and equipment       (9,421)        (5,573)
  Proceeds from disposal of property, plant
   and equipment                                      555             23
  Net changes in investments                            -          9,025
                                             ------------  -------------
        Net cash used in investing
         activities                                (8,866)         3,475

Cash flows from financing activities:
  Principal payments on long-term borrowings
    and capital lease obligations                       -           (238)
  Other financing activities, net                    (123)        (1,145)
                                             ------------  -------------
        Net cash used in financing
         activities                                  (123)        (1,383)
                                             ------------  -------------

Net change in cash and cash equivalents               210          9,429

Cash and cash equivalents
  Beginning of period                               5,728         17,175
                                             ------------  -------------
  End of period                              $      5,938  $      26,604
                                             ============  =============

                         SUPPLEMENTAL INFORMATION
                              (in thousands)
                                (Unaudited)

                                           Three months ended
                               -------------------------------------------
                                 August 30,                   September 1,
                                   2008        May 31, 2008       2007
                               -------------  -------------  -------------
Sales by End Markets:
   Communications & Networking $ 38,776   43% $ 36,626   42% $ 42,648   43%
   Automotive                    19,413   21%   21,255   24%   20,208   20%
   Computing & Peripherals        6,585    7%    6,046    7%    8,009    8%
   Test, Industrial and
    Medical                      10,419   12%    8,844   10%   11,486   12%
   Defense & Aerospace            7,223    8%    7,641    9%    5,765    6%
   Other                          8,211    9%    7,142    8%   11,314   11%
                               -------- ----  -------- ----  -------- ----
                               $ 90,627  100% $ 87,554  100% $ 99,430  100%
                               ======== ====  ======== ====  ======== ====

Share-based Compensation:      $    566       $     86       $    760
                               ========       ========       ========

                            MERIX CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        Fiscal 2008 (as revised*)
              (in thousands, except earnings per share data)
                                (Unaudited)

                                                                  Fiscal
                                                                   year
                             Fiscal quarter ended                 ended
                ----------------------------------------------  ----------
                September    December    March 1,     May 31,     May 31,
                  1, 2007     1, 2007      2008        2008        2008
                ----------  ----------  ----------  ----------  ----------
Net sales:
   Oregon       $   47,340  $   44,566  $   41,151  $   36,658  $  169,715
   San Jose          8,836       8,329       7,485       8,837      33,487
                ----------  ----------  ----------  ----------  ----------
   North
    America         56,176      52,895      48,636      45,495     203,202
   Asia             43,254      44,483      45,639      42,059     175,435
                ----------  ----------  ----------  ----------  ----------
      Total net
       sales        99,430      97,378      94,275      87,554     378,637
                ==========  ==========  ==========  ==========  ==========

Gross profit:
   Oregon       $    6,324  $    4,010  $    2,200  $    3,187  $   15,721
   San Jose          1,267       1,583       1,206       1,712       5,768
                ----------  ----------  ----------  ----------  ----------
   North
    America          7,591       5,593       3,406       4,899      21,489
   Asia              3,452       3,930       4,518       4,470      16,370
                ----------  ----------  ----------  ----------  ----------
      Total
       gross
       profit       11,043       9,523       7,924       9,369      37,859
                ----------  ----------  ----------  ----------  ----------

Gross margin:
   Oregon             13.4%        9.0%        5.3%        8.7%        9.3%
   San Jose           14.3%       19.0%       16.1%       19.4%       17.2%
                ----------  ----------  ----------  ----------  ----------
   North
    America           13.5%       10.6%        7.0%       10.8%       10.6%
   Asia                8.0%        8.8%        9.9%       10.6%        9.3%
                ----------  ----------  ----------  ----------  ----------
      Total
       gross
       margin         11.1%        9.8%        8.4%       10.7%       10.0%
                ----------  ----------  ----------  ----------  ----------

Operating
 expenses:
   Engineering         464         486         337         523       1,810
   Selling,
    general and
    administra-
    tive            11,603      10,628       9,930       8,802      40,963
   Amortization
    of
    intangible
    assets             613         645         527         520       2,305
   Impairment
    and
    severance
    charges            241         980      14,640        (175)     15,686
                ----------  ----------  ----------  ----------  ----------
      Total
       operating
       expenses     12,921      12,739      25,434       9,670      60,764
                ----------  ----------  ----------  ----------  ----------
   Operating
    income
    (loss)          (1,878)     (3,216)    (17,510)       (301)    (22,905)
Other income
 (expense), net     (1,125)     (1,045)      3,914      (1,723)         21
                ----------  ----------  ----------  ----------  ----------
Loss before
 income taxes
 and minority
 interests          (3,003)     (4,261)    (13,596)     (2,024)    (22,884)
Provision for
 income taxes          410         546        (511)      1,057       1,502
                ----------  ----------  ----------  ----------  ----------
Loss before
 minority
 interests          (3,413)     (4,807)    (13,085)     (3,081)    (24,386)
Minority
 interests             236         202         269         458       1,165
                ----------  ----------  ----------  ----------  ----------
Net loss        $   (3,649) $   (5,009) $  (13,354) $   (3,539) $  (25,551)
                ==========  ==========  ==========  ==========  ==========

Diluted net
 loss per share $    (0.17) $    (0.24) $    (0.63) $    (0.17) $    (1.22)
                ==========  ==========  ==========  ==========  ==========

Diluted shares
 used in per
 share
 calculations       20,909      21,024      21,079      21,072      21,019
                ==========  ==========  ==========  ==========  ==========

* Fiscal 2008 quarterly results of operations are presented as revised for a reclassification to cost of sales of charges formerly presented as engineering expense and an allocation of certain costs of sales attributable to global segment operations that were previously charged to the Oregon segment.

Merix Investor Relations Contact:
Allen Muhich
Vice President, Finance
503.716.3700